Exhibit 5(b)

EXHIBIT A

This EXHIBIT A, dated as of September 23, 2011, is Exhibit A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock FundsSM and BlackRock Investments, Inc. (now BlackRock Investments, LLC)

BlackRock Funds
BlackRock All-Cap Energy & Resources Portfolio
BlackRock Asset Allocation Portfolio
BlackRock Energy & Resources Portfolio
BlackRock Global Opportunities Portfolio
BlackRock Global Science & Technology Opportunities Portfolio
BlackRock Health Sciences Opportunities Portfolio
BlackRock Index Equity Portfolio
BlackRock International Opportunities Portfolio
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Mid-Cap Value Equity Portfolio
BlackRock Money Market Portfolio
BlackRock Municipal Money Market Portfolio
BlackRock New Jersey Municipal Money Market Portfolio
BlackRock North Carolina Municipal Money Market Portfolio
BlackRock Ohio Municipal Money Market Portfolio
BlackRock Pennsylvania Municipal Money Market Portfolio
BlackRock Small Cap Core Equity Portfolio
BlackRock Small Cap Growth Equity Portfolio
BlackRock Small/Mid-Cap Growth Portfolio
BlackRock U.S. Opportunities Portfolio
BlackRock U.S. Treasury Money Market Portfolio
BlackRock Virginia Municipal Money Market Portfolio
BlackRock World Gold Fund
BlackRock China Fund
BlackRock India Fund
BlackRock Global Long/Short Credit Fund
BlackRock Commodity Strategies Fund
BlackRock Emerging Markets Long/Short Equity Fund